Exhibit 3.4

BY-LAWS

OF

SALTY’S WAREHOUSE, INC.

ARTICLE I.  CORPORATE OFFICE

The office and principal place of business of the corporation shall be located at 140 Royal Palm Way, #202, Palm Beach, FL 33480.

ARTICLE II.  STOCKHOLDERS

Section One.  Annual Meeting.

(a)   An annual meeting of stockholders shall be held each year on the first Monday in March at 10:00 o’clock a.m., at the corporation’s principal place of business unless such day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday, or such other time and place as may be determined by the board of directors and designated in the notice of such meeting.

(b)   If, in any year, the election of directors is not held at the annual meeting of stockholders or an adjournment thereof, the board of directors shall call a special meeting of stockholders as soon thereafter as reasonably possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting. In the event the board of directors fails to call a special meeting three (3) months after the date prescribed for the annual meeting, any stockholder may call such meeting, and at such a meeting the stockholders may elect directors and transact all other business properly brought before the meeting.

(c)   No change in the time or place of a meeting for the election of directors may be made within seven (7) days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must be given to each stockholder of record at least ten (10) days prior to the date for which any such meeting is rescheduled.

(d)   Any stockholders’ meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a stockholders’ meeting is adjourned for two (2) days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

When a meeting is adjourned for less than two (2) days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted.

Section Two.  Special Meetings.  Special meetings of stockholders may be called for any purpose. Such meetings may be called at any time by the president, the board of directors, or by the holders of not less than thirty-five (35%) percent of all the outstanding shares of the corporation. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall fix a time and place for the meeting. If the board fails to fix such a time and place, the meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

Section Three.  Action by Stockholders by Written Consent.

(a)   Any action required or permitted by law to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  If any class of shares is entitled to vote as a class, such written consent shall be required of a majority of the shares of each class of shares entitled to vote as a class thereon, and of the total shares entitled to vote thereon.

(b)   Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. Such notice shall fairly summarize the material features of the action so authorized and, if the action is a merger, consolidation, or sale or exchange of assets, for which dissenters’ rights are provided by law, shall contain a clear statement of the right of dissenting stockholders to be paid the fair value of their shares in compliance with the applicable statutory provisions.

Section Four.  Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or other person or persons calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder to receive it at his address as it then appears on the records of the corporation.

Section Five.  Waiver of Notice.  A stockholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

Section Six.  Closing of Transfer of Books; Record Date.

(a)   For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books will be closed for a stated period not less than ten (10) nor more than sixty (60) days.

(b)   In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date as the record date for a determination of stockholders for any of the purposes enumerated in subsection (a) above.  Such date shall be not less than ten (10) nor more than sixty (60) days.

(c)   If the stock transfer books are not closed and a record date is not fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

(d)   When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

Section Seven.  Quorum.  The presence, at any stockholder’s meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

Section Eight.  Proxies.  Every person entitled to vote at a stockholder’s meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section Nine.  Voting.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the stockholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of the State of Florida.

Section Ten.  Voting Record.

(a)   At least ten (10) days before each meeting of stockholders, the secretary or other officer of the corporation having charge of the transfer books shall compile a complete list, in alphabetical order, of the names and addresses of stockholders entitled to vote at such meeting, together with the number and class and series, if any, of shares held by each.  The list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder during the ten days immediately prior to such meeting, during usual business hours.  The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder throughout the meeting.

(b)   The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

(c)   Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting of stockholders.  However, if the requirements of this section have not been substantially complied with, the meeting shall be adjourned until the requirements are complied with, on the demand of any stockholder in person or by proxy.

Section Eleven.  Order of Business.  The order of business at the annual meeting of the stockholders and, insofar as possible, at all other meetings of stockholders, shall be as follows:

(a)     Call to order.

(b)     Proof of notice of meeting.

(c)     Reading and disposing of any unapproved minutes.

(d)     Reports of officers.

(e)     Reports or committees.

(f)     Election of directors.

(g)     Disposition of unfinished business.

(h)     Disposition of new business.

(i)      Adjournment.

ARTICLE III.  BOARD OF DIRECTORS

Section One.  General Powers.  Subject to the limitations of the articles of incorporation, these bylaws, and the Florida General Corporation Act concerning corporate action that must be authorized or approved by the stockholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

Section Two.  Number, Tenure, Qualifications and Election.  The board of directors shall consist of one individual who may or may not be a stockholder of the corporation. The number of directors may be increased or decreased from time to time by amendment to these bylaws. Directors of the corporation shall be elected at the annual meeting of stockholders, or at a meeting held in lieu thereof as provided in Article II Section One (b) above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

Section Three.  Meeting.

(a)   The board of directors shall hold an organizational meeting immediately following each annual meeting of stockholders. Additionally, regular meetings of the board of directors shall be held at such times as shall be fixed from time to time by resolution of the board.

(b)   Special meetings of the board may be called at any time by the president, or, if the president is absent or is unable or refused to act, by any member of the board.

(c)   Notice need not be given of regular meetings of the board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing delivered in person or by mail or telegram or cablegram at least two (2) days prior to the date of the meeting. Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice and a waiver of all objections to the place, time, and manner of call the same, except where the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d)   Members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section Four.  Quorum and Voting.  A majority of directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the board of directors. If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until “a quorum is present. In the event vacancies exist on the board of directors, other than vacancies created by the removal of a director or directors by the stockholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may elect a successor or successors for the unexpired term or terms by a majority vote.

Section Five.  Vacancies.

(a)   A vacancy in the board of directors shall exist on the happening of any of the following events:

(1)    A director dies, resigns, or is removed from office;

(2)    The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position.

(3)    The stockholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting.

(4)    The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or who, within ninety (90) days after notice of his election to the board, neither accepts the office in writing nor attends a meeting of the board of directors.

(5)    A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his term of office.

(b)   A vacancy in the board of directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of stockholders called for that purpose.

Section Six.  Removal.

(a)   At any regular meeting of stockholders, or at any special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by majority vote.

(b)   New directors may be elected by the stockholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted.  If the stockholders fail to elect persons to fill the unexpired terms of removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.

Section Seven.  Compensation.  Directors, including directors also serving the corporation in another capacity and receiving separate compensation therefor, shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors.

Section Eight.  Indemnification.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit,

or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the corporation as a director or officer of any other corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be provided in any action or suit by or in the right of the corporation to procure a judgment in its favor, with respect to any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Indemnification hereunder shall be made by the corporation only as authorized in the specific case on a determination by a majority of disinterested directors, that such individual met the applicable standard of conduct set forth above. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct. Indemnification hereunder shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section Nine.  Committees.

(a)   The board of directors may, by resolution adopted by a majority of the whole board, designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that such committee shall have no authority to (a) approve or recommend to stockholders actions or proposals required by law to be approved by the stockholders; (b) designate candidates for office of director, for purposes of proxy solicitation or otherwise; (c) fill vacancies on the board of directors or any committee thereof; (d) amend these bylaws; (e) authorize or approve the reacquisition of shares, unless pursuant to a general formula or method specified by the board of directors; or (f) authorize or approve the issuance or sale of, or any contract to issue or sell shares, except as otherwise provided by law. The board of directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

(b)   Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole board at each regular meeting thereof and at such other times as may be requested by the board. However, failure to submit such record, or failure of the board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record thereof was or should have been submitted to the board as provided herein.

Section Ten.  Directors-Authority to Establish Profit Sharing or Other Incentive Plans.  The board of directors shall have the power to establish bonus, profit sharing, and other forms of incentive plans, and to establish pensions, annuities, and other forms of deferred compensation for the employees, including the officers and directors of the corporation, and to set the amount of profits to be shared or distributed, if any, and to establish the qualifications for and amounts of participation in such plans.

ARTICLE IV. OFFICERS

Section One.  Enumeration of Officers.  The corporation shall have as officers a president, a vice president, a secretary, and a treasurer. The board of directors, in its discretion, may appoint a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the business of the corporation may require.

Section Two.  Election and Term of Office.  The principal officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual meeting of stockholders, or as soon thereafter as is reasonably possible. Subordinate officers may be elected from time to time as the board may see fit. Each officer shall hold office until his successor is elected and qualified, or until his resignation, death, or removal.

Section Three.  Removal.  Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the officer removed.

Section Four.  Vacancies.  Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such officers.

Section Five.  President; Powers and Duties.  Subject to any

supervisory duties that may be given by the board of directors to any chairman of the board, the president shall be the principal executive officer of the corporation. Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of stockholders at which he is present. In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the board of directors at which he is present. The president may sign, with the secretary or any other officer of the corporation so authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the board of directors or these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The president shall also make reports to the board of directors and stockholders and in general shall perform all duties incident to the office of president and such other duties as may be prescribed from time to time by the board of directors.

Section Six.  Vice President; Powers and Duties.  In the absence of the president of the corporation or in the event of his death or inability or refusal to act, the vice president shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the president. In the event more than one vice president is elected, the vice presidents shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election. Any vice president may sign share certificates with the secretary or any assistant secretary. The vice president or vice presidents shall perform such other duties as may be assigned, from time to time, by the president or the board of directors.

Section Seven.  Treasurer; Powers and Duties.  The treasurer of the corporation shall have the following powers and duties:

(a)   To be custodian and take charge of and be responsible for all funds and securities of the corporation;

(b)   To receive and give receipts for money due and paid to the corporation from any source whatsoever.

(c)   To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of the bylaws;

(d)   To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the treasurer, from time to time, by the president or the board of directors;

(e)   To give a bond for faithful discharge of his duties when required to do so by the board of directors.

Section Eight.  Secretary; Powers and Duties.  The secretary of the corporation shall have the following powers and duties:

(a)   To keep the minutes for the meetings of stockholders and of the board of directors, in one or more books provided for that purpose;

(b)   To see that all notices are duly given, in accordance with these bylaws or as required by law;

(c)   To be custodian of the corporate records and the seal of the corporation;

(d)   To see that the seal of the corporation is affixed to all documents duly authorized for execution under the seal on behalf of the corporation;

(e)   To keep a register of the post office address of each stockholder whose address shall be furnished to the secretary by the stockholder;

(f)    To sign with the president, or vice president, certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors;

(g)   To have general charge of the stock transfer books of the corporation; and

(h)   To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the board of directors.

Section Nine.  Subordinate Officers.  Other subordinate officers, including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries may be appointed by the board of directors from time to time, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors from time to time.

Section Ten.  Absence of Disability of Officers.  In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the powers and duties of such officer or any other officer, or to any directors, or to any other person whom it may select.

Section Eleven.  Salaries.  The salaries of all officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the corporation and receiving compensation therefor.

ARTICLE  V.  STOCK CERTIFICATES

Section One.  Form.  The shares of the corporation shall be represented by certificates signed by the president or a vice president, and by the secretary or an assistant secretary. If a certificate is manually signed on behalf of a transfer agent or registrar other than the corporation itself or an employee of the corporation, any other signatures or counter-signatures on the certificate may be facsimiles. Each share certificate shall also state:

(a)       The name of the corporation;

(b)       That the corporation is organized under the laws of the State of Florida;

(c)       The name of the person or persons to whom issued;

(d)       The number and class of shares, and the designation of the series, if any, which such certificate represents; and

(e)       The par value of each share represented by such certificate, or a statement that the shares are without par value.

Each certificate shall also set forth or fairly summarize on the face or back thereof, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of the designations, preferences, limitations and relative rights of the share of representing shares that are restricted as to the sale, disposition, or other transfer of such shares, shall also state that such shares are restricted as to transfer, and shall set forth or fairly summarize on the certificate, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of such restrictions.

Section Two.  Subscriptions for Stock.  Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such tines, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

Section Three.  Transfers.  Transfer of shares of the corporation shall be made in the manner specified in the Florida Uniform Commercial Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation’s transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.

Section Four.  Lost, Destroyed and Stolen Certificates.  No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such evidence and provision or such indemnity to the corporation as the board of directors may prescribe.

ARTICLE VI.  CORPORATE ACTIONS

Section One.  Contracts.  The board of directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section Two.  Loans.  The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation, or of a subsidiary, including any officer or employee who is a director of the corporation or of a subsidiary, whenever, in the judgment of the directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. No loans shall be made or contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

Section Three.  Checks, Drafts, or Orders.  All checks, drafts or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section Four.  Bank Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks trust companies or other depositories as the board of directors may select.

Section Five.  Voting Securities Held by the Corporation.  Unless otherwise ordered by the board of directors, the president, or any vice president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officers in person or by proxy.

ARTICLE VII.  MISCELLANEOUS

Section One.  Fiscal Year.  The fiscal year of the corporation shall be December 31.

Section Two.  Corporate Seal.  The board of directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, the state of the corporation, and the words “Corporate Seal”.

ARTICLE VIII.  AMENDMENTS

These bylaws may be altered, amended, or repealed by the majority vote of the board of directors.